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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       MAY 16, 1997
                                                 -------------------------------

                               QUANTUM CORPORATION
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               (Exact name of registrant as specified in charter)


         DELAWARE                     0-12390                  94-2665054
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)



500 MCCARTHY BOULEVARD, MILPITAS, CA                              95035
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code        (408) 894-4000
                                                   -----------------------------

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)








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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS


    On May 16, 1997, Quantum Corporation ("Quantum") and Matsushita-Kotobuki Electronics Industries, Ltd. ("MKE") concluded a transaction to form a joint venture company, MKE-Quantum Components LLC (f/k/a TA Diamond LLC), a Delaware limited liability company (the "Joint Venture"). The Joint Venture will design, develop and manufacture recording heads.

         Under the terms of the transaction, Quantum agreed to assign, license or lease substantially all of the assets related to its recording heads operations, including all of Quantum's outstanding equity interests in Quantum Peripherals Colorado, Inc. and P.T. Quantum Peripherals, Indonesia (subject to government approval), to the Joint Venture in exchange for its ownership interest in the Joint Venture. Matsushita Kotobuki Peripherals Corporation ("MKP"), a wholly-owned subsidiary of MKE, agreed to contribute $110 million cash to the Joint Venture and paid $94 million cash to Quantum in exchange for a 51% controlling ownership interest in the Joint Venture. In connection with MKP's purchase of its ownership interest in the Joint Venture, the Joint Venture agreed to assume approximately $51 million of debt payable to Quantum. The terms of this transaction were agreed to in an arms-length negotiation between Quantum and MKE.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (b)      Pro forma financial information.

         Giving effect to the above transaction described in Item 2 as if it had occurred on April 1, 1996, the pro forma effect on the Company's consolidated balance sheet at March 31, 1997, would not have been significant, and net income for fiscal 1997 would have been approximately $180 million, or $1.23 per share, fully diluted. This unaudited pro forma information is intended for information purposes only and is not necessarily indicative of the future results of operations of the Joint Venture or the results of the Company that would have occurred had the joint venture arrangement been in effect for fiscal 1997.

                  (c)      Exhibits.


                           2.1 Unit Purchase Agreement dated April 30, 1997 among Quantum Corporation, TA Diamond LLC, Matsushita-Kotobuki Electronics Industries,
                                    Ltd. and Matsushita Kotobuki Peripherals
                                    Corporation.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 30, 1997                        QUANTUM CORPORATION


                                          /s/ Michael Brown
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                                          Michael Brown
                                          President and Chief Executive Officer







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